GREAT-WEST LOOMIS SAYLES BOND FUND

RULE 10f-3 COMPLIANCE REPORT OF PURCHASE(S) OF SECURITIES FROM

AFFILIATED UNDERWRITING SYNDICATES

1.	Name of Issuer: Jefferies Group Inc.

2.	Description of Securities: 5.125% Notes due 1/20/23

3.	Name of Selling Syndicate Member: Natixis Securities North America

4.	Other Members of Syndicate: See attached

5.	Nature of Underwriting: ☐ Competitive Bidding ☒ Negotiated Purchase

6.	Public Offering Price Per Unit:	$99.721

7.	Underwriting Compensation:	total gross 0.45% %

8.	Proposed Purchase(s) for Fund:

Total Offering	Amount to be Purchased by Fund	Fund Purchase as % of Total Offering
1B	1,235,000	0.12%

9.	Total Assets of Fund (at January 15, 2013):	$437,793,589

10.	Compliance with Rule 10f-3 and Written Procedures:

	Great-West Loomis Sayles Bond Fund hereby represents and warrants, as follows:

Condition 1:	The Securities purchased by the Fund: Are registered under the Securities Act of 1933;

Are part of an Eligible Foreign Offering conducted under the laws of a country other than the United States that meets the following conditions:

the offering is subject to regulation by a “foreign financial regulatory authority,” as defined in Section 2(a)(50) of the Act in such country;

the securities are offered at a fixed price to all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

financial statements, prepared and audited in accordance with standards required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, are made available to the public and prospective purchasers in connection with the offering; and

if the issuer is a domestic issuer, it meets the following conditions:

it has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of such act; and

it has filed all the material required to be filed pursuant to section 13(a) or 15(d) of the 1934 Act for a period of at least 12 months immediately preceding the sale of securities made in reliance upon this (or for such shorter period that the issuer was required to file such material); or

Are part of an Eligible Rule 144A Offering that meets the following conditions:

the securities are offered or sold in transactions exempt from registration under section 4(2) of the Securities Act of 1933, Rule 144A thereunder, or Rules 501-508 thereunder;

the securities are sold to persons that the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A(a)(l);

the seller and any person acting on behalf of the seller reasonably believe that the securities are eligible for resale to other qualified institutional buyers pursuant to Rule 144A.

Condition 2:	The securities are purchased by the Fund at not more than the public offering price prior to the end of the first full business day on which the offering is made; or

The securities are part of a rights offering and are purchased on or before the fourth day preceding the day on which the rights offering terminated.

Condition 3:

The securities are part of an issue to be offered to the public in a firm commitment underwriting or pursuant to other underwriting arrangements specific to a particular country, the practical realities of which are effectively the equivalent of a firm commitment offering.

Condition 4:	The underwriting compensation to be paid is reasonable and fair, as evidence by the fact that the spread does not exceed the spreads in the following two underwritten offerings:

Issuer Date	Description of Securities Spread	Managing Underwriter

12/11/12 – Bank of Nova Scotia 1.375% 12/18/17 notes, total gross 0.35%, Barclays Capital

11/14/12 – Barclays Bank Plc 7.625% 11/21/22 notes, total gross 1.00%, Barclays Capital

The securities issued in such offerings were similar to those purchased by the Fund and the period during which each such offering was made is comparable to the present in terms of factors affecting underwriting compensation.

Condition 5:	The issuer of the securities has been in continuous operations for three years or longer.

Condition 6:	The principal amount of securities of any class of such issue purchased by the Fund (including all other Great-West Funds) does not exceed 25% of the total principal amount of the offering.

Condition 7:	The purchase(s) for the Fund are not directly or indirectly made from any of the persons named in Section 7 of the Procedures.

Great-West Loomis Sayles Bond Fund

By:	Chip Bankes
Title:	Head of Trading
Loomis, Sayles & Co. L.P.

Signature:

Dated:	May 10, 2013

  EJ516648            Corp DES

JEFFERIES GROUP JEF5 18 01/20/23    109.660/109.660    (3.916/3.916) TRAC

JEF 5 [1] 8 01/20/23 Corp	99) Feedback	Page 1/11	Description: Bond

94) Notes	95) Buy	96) Sell	97) Settings
21) Bond Description 22) Issuer Description

Pages	Issuer Information			Identifiers
1) Bond Info	Name JEFFERIES GROUP LLC			BB Number	EJ5166487
2) Addtl Info	Industry Financial Services			CUSIP	472319AL6
3) Covenants	Security Information			ISIN	US472319AL69
4) Guarantors	Mkt of Issue Global			Bond Ratings
5) Bond Ratings	Country US	Currency	USD	Moody’s	Baa3
6) Identifiers	Rank Sr Unsecured	Series		S&P	BBB
7) Exchanges	Coupon 5.125	Type	Fixed	Fitch	BBB-
8) Inv Parties	Cpn Freq S/A			Composite	BBB-
9) Fees, Restrict	Day Cnt 30/360	Iss Price	99.72100	Issuance & Trading
10) Schedules	Maturity 01/20/2023			Amt Issued/Outstanding
11) Coupons	MAKE WHOLE @50 until 01/20/23			USD	600,000.00 (M) /
Quick Links	Issue Spread 332.50bp vs T 1 [5]8 11/22			USD	600,000.00 (M)
32) ALLQ Pricing	Calc Type (l)STREET CONVENTION			Min Piece/Increment
33) QRD Quote Recap	Announcement Date	01/15/2013		5,000.00 / 1,000.00
34) TDH Trade Hist	Interest Accrual Date	01/18/2013		Par Amount	1,000.00
35) CACS Corp Action	1st Settle Date	01/18/2013		Book Runner	JEFF-sole
36) CF Prospectus	1st Coupon Date	07/20/2013		Reporting	TRACE
37) CN Sec News 38) HDS Holders
39) VPR Underly Info
66) Send Bond

Australia 61 2 9777 8600	Brazil 5511 3048 4500	Europe 44 20 7330 7500	Germany 49 69 9204 1210	Hong Kong 852 2977 6000

Japan 81 3 3201 8900	Singapore 65 6212 1000	U.S. 1 212 318 2000	Copyright 2013 Bloomberg Finance L.P.

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  EJ516648            Corp DES

Screen Printed

JEF 5 1/8 01/20/23 Corp	99) Feedback	Page 8/11	Description: Bond

94) Notes	95) Buy	96) Sell	97) Settings
21) Bond Description 22) Issuer Description

Pages	Involved Parties
1) Bond Info	Date	Groups
2) Addtl Info	51) 01/15/2013	Syndicate
3) Covenants	52) 01/15/2013	Agents-Trustees/Etc.
4) Guarantors	53) 01/15/2013	Legal Adviser
5) Bond Ratings
6) Identifiers
7) Exchanges
8) Inv Parties
9) Fees, Restrict	Syndicate
10) Schedules	Role			Name	Amount (M)
11) Coupons	Sole Manager			Jefferies & Co
Quick Links	Co-Manager(s)			Barclays Capital
32) ALLQ Pricing	Co-Manager(s)			BNY Mellon Capital Markets LLC
33) QRD Quote Recap	Co-Manager(s)			Citigroup Global Markets Inc
34) TDH Trade Hist	Co-Manager(s)			Credit Suisse Securities USA LLC
35) CACS Corp Action	Co-Manager(s)			Deutsche Bank Securities Inc
36) CF Prospectus	Co-Manager(s)			HSBC Securities
37) CN Sec News	Reopenings History
38) HDS Holders	Auction Type		Announce Date	Effective Date	Amount
39) VPR Underly Info	New Issue		01/15/2013	01/15/2013	600,000.00
66) Send Bond

Australia 61 2 9777 8600	Brazil 5511 3048 4500	Europe 44 20 7330 7500	Germany 49 69 9204 1210	Hong Kong 852 2977 6000

Japan 81 3 3201 8900	Singapore 65 6212 1000	U.S. 1 212 318 2000	Copyright 2013 Bloomberg Finance L.P.

SN 567025 EDT GMT-4:00 G728-1581-0 10-May-2013 11:43:20

  EJ516648            Corp DES

Screen Printed

JEF 5 1/8 01/20/23 Corp	99) Feedback	Page 8/11	Description: Bond

94) Notes	95) Buy	96) Sell	97) Settings
21) Bond Description 22) Issuer Description

Pages	Involved Parties
1) Bond Info	Date	Groups
2) Addtl Info	51) 01/15/2013	Syndicate
3) Covenants	52) 01/15/2013	Agents-Trustees/Etc.
4) Guarantors	53) 01/15/2013	Legal Adviser
5) Bond Ratings
6) Identifiers
7) Exchanges
8) Inv Parties
9) Fees, Restrict	Syndicate
10) Schedules	Role			Name	Amount (M)
11) Coupons	Co-Manager(s)			HSBC Securities
Quick Links	Co-Manager(s)			JMP Securities
32) ALLQ Pricing	Co-Manager(s)			JP Morgan Securities
33) QRD Quote Recap	Co-Manager(s)			Keefe Bruyette & Woods
34) TDH Trade Hist	Co-Manager(s)			Knight Capital Americas LP
35) CACS Corp Action	Co-Manager(s)			Merrill Lynch Pierce Fenner & Smith
36) CF Prospectus	Co-Manager(s)			Morgan Stanley & Co Inc
37) CN Sec News	Reopenings History
38) HDS Holders	Auction Type		Announce Date	Effective Date	Amount
39) VPR Underly Info	New Issue		01/15/2013	01/15/2013	600,000.00
66) Send Bond

Australia 61 2 9777 8600	Brazil 5511 3048 4500	Europe 44 20 7330 7500	Germany 49 69 9204 1210	Hong Kong 852 2977 6000

Japan 81 3 3201 8900	Singapore 65 6212 1000	U.S. 1 212 318 2000	Copyright 2013 Bloomberg Finance L.P.

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  EJ516648            Corp DES

Screen Printed

JEF 5 1/8 01/20/23 Corp	99) Feedback	Page 8/11	Description: Bond

94) Notes	95) Buy	96) Sell	97) Settings
21) Bond Description 22) Issuer Description

Pages	Involved Parties
1) Bond Info	Date	Groups
2) Addtl Info	51) 01/15/2013	Syndicate
3) Covenants	52) 01/15/2013	Agents-Trustees/Etc.
4) Guarantors	53) 01/15/2013	Legal Adviser
5) Bond Ratings
6) Identifiers
7) Exchanges
8) Inv Parties
9) Fees, Restrict	Syndicate
10) Schedules	Role			Name	Amount (M)
11) Coupons	Co-Manager(s)			Morgan Stanley & Co Inc
Quick Links	Co-Manager(s)			Natixis Securities North America In
32) ALLQ Pricing	Co-Manager(s)			Oppenheimer & Co
33) QRD Quote Recap	Co-Manager(s)			RBC Capital Markets LLC
34) TDH Trade Hist	Co-Manager(s)			Sandler O’Neill & Partners
35) CACS Corp Action	Co-Manager(s)			Stephens Inc
36) CF Prospectus	Co-Manager(s)			Stifel Nicolaus & Co Inc
37) CN Sec News	Reopenings History
38) HDS Holders	Auction Type		Announce Date	Effective Date	Amount
39) VPR Underly Info	New Issue		01/15/2013	01/15/2013	600,000.00
66) Send Bond

Australia 61 2 9777 8600	Brazil 5511 3048 4500	Europe 44 20 7330 7500	Germany 49 69 9204 1210	Hong Kong 852 2977 6000

Japan 81 3 3201 8900	Singapore 65 6212 1000	U.S. 1 212 318 2000	Copyright 2013 Bloomberg Finance L.P.

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  EJ516648            Corp DES

Screen Printed

JEF 5 1/8 01/20/23 Corp	99) Feedback	Page 9/11	Description: Bond

94) Notes	95) Buy	96) Sell	97) Settings
21) Bond Description 22) Issuer Description

Pages	Fees & Sales Restrictions Information
1) Bond Info	Sales Restrictions	Fee Information	Governing Law

2) Addtl Info

3) Covenants

4) Guarantors

5) Bond Ratings

6) Identifiers

7) Exchanges

8) Inv Parties

9) Fees, Restrict

10) Schedules

11) Coupons

Quick Links

32) ALLQ Pricing

33) QRD   Quote Recap

34) TDH   Trade Hist

35) CACS Corp Action

36) CF       Prospectus

37) CN      Sec News

38) HDS   Holders

39) VPR    Underly Info

66) Send   Bond

	UNITED KINGDOM JAPAN SINGAPORE HONG KONG EEA	Total Gross 0.45% Underwriter Fee 0.45%	New York

Australia 61 2 9777 8600	Brazil 5511 3048 4500	Europe 44 20 7330 7500	Germany 49 69 9204 1210	Hong Kong 852 2977 6000

Japan 81 3 3201 8900	Singapore 65 6212 1000	U.S. 1 212 318 2000	Copyright 2013 Bloomberg Finance L.P.

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